CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Harold's Stores, Inc.

     We consent to the use of our report included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                              KPMG PEAT MARWICK LLP

Oklahoma City, Oklahoma
May 17, 1996